UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2018

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code): (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2018, Coca‑Cola Bottling Co. Consolidated (the “Company”) entered into (i) an amendment (the “Prudential Amendment”) to the note purchase and private shelf agreement, dated June 10, 2016, by and between the Company, PGIM, Inc. (“Prudential”) and certain of its affiliates (as amended, the “Prudential Agreement”) and (ii) an amendment (the “NYL Amendment”) to the note purchase and private shelf agreement, dated March 6, 2018, by and between the Company, NYL Investors LLC (“NYL”) and certain of its affiliates (the “NYL Agreement” and together with the Prudential Agreement, the “Agreements”). The Prudential Amendment and the NYL Amendment (together, the “Amendments”) are substantively similar and were entered into by the Company primarily to align certain terms of the Agreements with the Company’s Second Amended and Restated Credit Agreement, dated June 8, 2018 (as amended, the “Credit Agreement”), specifically (i) adjustments to certain of the financial covenants the Company is required to maintain, and (ii) modifications to certain events of default.

Pursuant to the Amendments, the calculation of the two financial covenants the Company is required to maintain under each of the Agreements, a “consolidated cash flow/fixed charges ratio” and a “consolidated funded indebtedness/cash flow ratio” (each as defined in the Agreements), was revised to conform with similar financial covenants in the Credit Agreement. The Amendments also modified certain events of default to align with those in the Credit Agreement, including the occurrence of unsatisfied judgments of the Company or its subsidiaries in excess of $100 million (as increased, pursuant to the Amendments, from $50 million), individually or in the aggregate, outstanding for 30 days or more which are not being appealed or contested in good faith. In addition, the Amendments revised certain negative covenants within the Agreements to reduce the existing limitations on the ability of the Company and its subsidiaries to dispose of assets outside of the ordinary course of business.

The foregoing descriptions of the Amendments are qualified in their entirety by reference to the full text of such agreements and all exhibits thereto, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8‑K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporated By Reference To
10.1	First Amendment to Note Purchase and Private Shelf Agreement, dated July 20, 2018, by and among the Company, PGIM, Inc. and the other parties thereto.	Filed herewith.
10.2	First Amendment to Note Purchase and Private Shelf Agreement, dated July 20, 2018, by and among the Company, NYL Investors LLC and the other parties thereto.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: July 25, 2018	By:	/s/ David M. Katz
David M. Katz Executive Vice President and Chief Financial Officer